EXHIBIT 23.1b


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Black Mountain Community Bank
Las Vegas, Nevada

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2003 relating to the financial statements of Black Mountain Community Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Los Angeles, California
May 30, 2003